EXHIBIT 10.2

                        MASTER REVOLVING PROMISSORY NOTE

$25,000,000.00                                                  Nassau, Bahamas
                                                                January 19, 1999

     FOR VALUE RECEIVED, the undersigned, TECHNISOURCE, INC., a Florida corporation, and TECHNISOURCE OF FLORIDA, INC., a Florida corporation, hereinafter called "MAKER", jointly and severally promise to pay to the order of NATIONSBANK, N.A., a national banking association, hereinafter called "BANK", or its successors or assigns, at its office at 100 Southeast 3rd Avenue, 10th Floor, Fort Lauderdale, Florida 33340, or at such other addresses as BANK or any subsequent holder of this Note may designate in writing from time to time, in the manner hereinafter set forth, in immediately available local, collected funds, the principal sum of TWENTY-FIVE MILLION DOLLARS ($25,000,000.00), or so much thereof as may be outstanding from time to time, together with interest thereon from the dates of funding to maturity. All interest shall be computed on a daily basis and calculated on the basis of a three hundred sixty (360) day year.

     This Note constitutes the "Note" described in that certain Credit Agreement dated of even date herewith (as amended from time to time, the "Agreement") by and between BANK and MAKER. The principal and interest due hereunder shall be payable in accordance with those terms and provisions of the Agreement which are applicable to the Note including, but not limited to, the provisions relating to the rate of interest to be charged hereunder, the due dates for payment of interest and the repayment of principal. This Note shall be deemed to evidence the principal amount actually outstanding under the Revolving Credit Commitment (defined in the Agreement), even though the face amount of this Note may be in excess of such principal amount outstanding from time to time. Until the Revolving Credit Maturity Date (defined in the Agreement), provided no Event of Default exists under the Agreement, MAKER may borrow, repay and reborrow from time to time hereunder, subject to the terms and conditions of the Agreement.

     This Note is subject to all terms and provisions of the Agreement, which are hereby incorporated by this reference as though set forth in full herein, and any Event of Default under the Agreement shall constitute a default under this Note. In the event of any conflict or inconsistency between the terms and provisions of this Note and those of the Agreement, the Agreement shall in all respects govern and control. This Note is secured by the Collateral described in the Agreement.

     In the event of any Event of Default under the Agreement, including a failure to make any payment of principal or interest due hereunder on the due date thereof, BANK may, at its option, accelerate maturity, and the unpaid principal balance hereof and all unpaid accrued interest shall thereupon immediately become due and payable without presentment, demand, notice or protest, and BANK shall have the right to set off against this Note all money owed by BANK in any capacity to MAKER and to set off against all other liabilities of MAKER to BANK, all money owed by BANK in any capacity to MAKER. Failure to exercise this option with respect to any failure or breach shall not constitute a waiver of the right as to any subsequent failure or breach.
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     MAKER, as well as any and all endorsers, guarantors, sureties and all other parties liable for the payment of any sum or sums due or to become due under the terms of this Note, waive presentment, protest and demand, and notice of protest, demand and dishonor, and nonpayment of this Note, and consent that the holder hereof shall have the right, without notice, to deal in any way at any time with any party hereto, or to grant any extension or extensions of time for payment of any of said indebtedness or any other indulgences or forbearances whatsoever, or to release any of the security for this Note or any of the guarantors of this Note without in any way affecting the liability of any other party for the payment of this Note.

     MAKER further agrees to pay all costs of collection, including reasonable attorneys' fees (inclusive of any bankruptcy or appellate proceedings), in case the principal of this Note or any interest thereon is not paid when due, whether suit be brought or not.

     No delay or omission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or any other right under this Note, nor shall any waiver on one occasion be construed as a bar to or waiver of any such right on any future occasion. No waiver under or modification of this Note shall be effective unless in writing and signed by the holder of this Note.

     Interest hereunder shall be charged only on the sums advanced from the date of advance to the date of repayment. MAKER does not intend or expect to pay, nor does BANK intend or expect to charge, accept or collect any interest which when added to any commitment fee or any other charge upon the principal, shall be in excess of the highest lawful rate allowable under the laws of the State of Florida or the United States of America, whichever is higher or unlimited. Should acceleration, prepayment or any other charges upon the principal or any portion thereof result in the computation or earning of interest in excess of the highest lawful rate allowable under the laws of the State of Florida or the United States of America, whichever is higher or unlimited, then any and all such excess is hereby waived and shall be applied against the remaining principal balance, if any, and thereafter refunded to MAKER.

     Except as otherwise specifically provided with respect to the maximum rate of interest hereunder, this Note shall be governed as to validity, interpretation, construction, effect and all other respects by the laws and decisions of the State of Florida.

     The undersigned hereby waives any plea of jurisdiction or venue as not having a place of business in Broward County, Florida, and hereby specifically authorizes any action brought upon the enforcement of this Note by BANK to be instituted and prosecuted in either the Circuit Court of Broward County, Florida, or in the United States District Court for the Southern District of Florida, at the election of BANK.

     All payments made hereunder shall be credited first to accrued interest and then to principal; however, in the event of any default hereunder, BANK may, in its sole discretion, and in such order as it may choose, apply any payment to interest, principal, and/or lawful charges and expenses then accrued.

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     From and after the date of an Event of Default (as defined in the
Agreement), the principal balance under this Note shall bear interest, from such date until paid, at a rate per annum not to exceed the Default Rate, as defined in the Agreement. If any payment is not made when due, BANK shall charge, and MAKER shall pay, BANK's standard late fee of five percent (5%) upon the payment which is past due. MAKER agrees that said charge is a fair and reasonable charge for the late payment and shall not be deemed a penalty. If the Default Rate is in effect, the amount of any late fee paid or charged by BANK shall be deducted from the amount of interest accrued at the Default Rate.

     This Note is binding upon MAKER and its successors and assigns.

     MANDATORY ARBITRATION. Any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to this Note or any related agreements or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Judicial Arbitration and Mediation Services, Inc. (J.A.M.S.), and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Note may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Note applies in any court having jurisdiction over such action.

     (a) SPECIAL RULES. The arbitration shall be conducted in the city of the MAKER's domicile at time of this Note's execution and administered by Endispute, Inc. d/b/a J.A.M.S./Endispute who will appoint an arbitrator; if J.A.M.S./Endispute is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.

     (b) RESERVATION OF RIGHTS. Nothing in this Note shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Note; or (ii) be a waiver by BANK of the protection afforded to it by 12 U.S.C. ss.91 or any substantially equivalent state law; or (iii) limit the right of BANK (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose against any real or personal property collateral, or (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. BANK may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Note. Neither this exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.
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
                                TECHNISOURCE, INC.,
                                a Florida corporation

                                By: /s/ JOSEPH W. COLLARD
                                ------------------------------
                                Joseph W. Collard, President

                                TECHNISOURCE OF FLORIDA, INC.,
                                a Florida corporation

                                By: /s/ JOSEPH W. COLLARD
                                ------------------------------
                                Joseph W. Collard, President

COMMONWEALTH OF BAHAMAS     )
NEW PROVIDENCE              )

    The foregoing instrument was executed and acknowledged before me in Nassau, Bahamas, this day of January, 1999, by Joseph W. Collard, as President of each of TECHNISOURCE, INC., a Florida corporation, and TECHNISOURCE OF FLORIDA, INC., a Florida corporation, on behalf of the corporations.

                           _____________________________________________________
                           Signature of Notary Public
                           Nassau, Bahamas

                           _____________________________________________________
                           Print, Type or Stamp Commissioned Name of
                           Notary Public

Personally Known ______ or Produced Identification _______
Type of  Identification  Produced:  _____ Driver's  License _____ Other ________

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